Exhibit 10.4
FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is entered into as of January 14, 2014 by and between The Freshwater Group, Inc., an Arizona corporation (“Buyer”), and Parkview Frisco, L.P., a Texas limited partnership (“Seller”).
WHEREAS, Seller and Buyer previously entered into that certain Purchase and Sale Agreement (the “Purchase and Sale Agreement”) dated as of October 31, 2013 with respect to certain premises commonly known as Parkview Frisco, having a street address of 7450 Stonebrook Parkway, Frisco, Texas 75034, and more particularly described on Exhibit A to the Purchase and Sale Agreement.
WHEREAS, Seller and Buyer mutually desire to reaffirm and amend the Purchase Agreement as provided below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.All capitalized terms used and not defined herein shall have the meanings given to them in the Purchase and Sale Agreement.
2.    Credit for Capital Expenditures. The parties agree that Buyer shall receive a credit at Closing in the amount of $541,370 for capital expenditures to the Property.
3.    Except as expressly modified hereby, the Purchase and Sale Agreement is hereby ratified and shall remain in full force and effect, enforceable in accordance with its terms.
4.    This Amendment may be executed in multiple counterparts, which taken together shall constitute one and the same instrument, and executed counterparts may be delivered via facsimile or e-mail, the parties agreeing to be bound by such delivery.
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This Fifth Amendment has been executed as of the date and year first above written.

BUYER:	THE FRESHWATER GROUP, INC. an Arizona corporation
By: /s/ Carl Mittendorff
Printed Name: Carl Mittendorff
Title: Chief Investment Officer

SELLER:	PARKVIEW FRISCO, L.P., a Texas limited partnership

By:	ZERGA Investments, L.L.C., a Texas limited liability company Co-General Partner

By:	/s/ Jerry Green Jerry Green Managing Member

By:	TEXAS LAND MANAGEMENT, L.L.C., a Texas limited liability company Co-General Partner

By:	/s/ Jim Williams, Jr. Jim Williams, Jr. President